                                                                   EXHIBIT 10.10


                        _______________________________

                               FORM OF DEBENTURE
                        _______________________________



                                      by



                                [COMPANY NAME]



                                 in favour of



                            WEXFORD MANAGEMENT LLC




                               Dibb Lupton Alsop
                                117 The Headrow
                                     LEEDS
                                    LS1 5JX

                              Tel: 0113 241 2657
                              Fax: 0113 234 0895

CLAUSES                                                     PAGE
-------                                                     ----

1.   Covenant to Pay                                        1

2.   Demands or Notices                                     1

3.   Charging provisions                                    1

4.   Security to be continuing                              4

5.   Continuing obligations                                 5

6.   Continuing obligations in respect of Assets            7

7.   Appointment of Receiver                                7

8.   Power of Attorney                                      9

9.   Application of security proceeds                       9

10.  Dealings with property requiring WEXFORD consent       9

11.  WEXFORD power of sale                                 10

12.  Company to meet WEXFORD expenses                      10

13.  Operation of Company's account with WEXFORD           10

14.  WEXFORD right of set-off                              11

15.  Power to grant Debenture                              11

16.  WEXFORD as Trustee                                    11

17.  Definitions                                           11

18.  Governing Law                                         13

                                   DEBENTURE

This DEBENTURE is dated February 25, 1999 and made by:-

[COMPANY NAME] (Company Number __________) of [ADDRESS OF REGISTERED OFFICE] (registered office) (the "Company") in favour of WEXFORD MANAGEMENT LLC, a Connecticut Limited liability company as agent and trustee ("WEXFORD").

                      Definitions are given in Clause 17.

1.   COVENANT TO PAY
     ---------------

     The Company covenants that it will on demand in writing pay or discharge the Secured Liabilities.

2.   DEMANDS OR NOTICES
     ------------------

     2.1 A demand for payment or any other demand or notice under this Debenture may be made or given by any manager or officer of WEXFORD by letter addressed to the Company and sent by courier or telefax transmission to or left at to the registered office of the Company or the Company's existing or last known place of business (or if more than one, any one of such places);

     2.2 If a demand or notice is sent by courier it will be deemed to have been made or given 168 hours after being despatched with a recognised international courier for 5 day delivery and if by fax shall be deemed to have been given when sent provided a transmission report is received (unless the transmission report shows the fax would not have been received on a Business Day of the recipient in which case the fax shall be deemed to have been received at 9.00am local time on the next Business Day of the recipient);

     2.3 A certificate by any manager or officer of WEXFORD as to the amount of the Secured Liabilities or any part of them will, in the absence of manifest error, be prima facie evidence of such amount as against the Company.

3.   CHARGING PROVISIONS
     -------------------

     3.1 The Company charges to WEXFORD, as agent and trustee for the Lenders, as a continuing security and, subject to Clause 4.2, with full title guarantee for the payment or discharge of the Secured Liabilities:-

          3.1.1 by way of legal mortgage all the freehold and leasehold property (including the property described in the First Schedule) now vested in it whether or not the title to the property is registered at H.M. Land Registry together with all present and future buildings, fixtures (including trade and tenant's fixtures), plant and machinery which are at any time on the property;

          3.1.2  by way of fixed charge:-

                 3.1.2.1 all future freehold and leasehold property belonging to the Company together with all buildings, fixtures (including trade and tenant's fixtures), plant and machinery which are at any time on the property;

                 3.1.2.2 all present and future interests of the Company in or over land or the proceeds of sale of it and all present and future licences of the Company to enter upon or use land and the benefit of all other agreements relating to land to which it is or may become party or otherwise entitled and all fixtures (including trade and tenant's fixtures), plant and machinery which are at any time on the property charged under this Debenture;

                 3.1.2.3 all the Company's present and future goodwill and uncalled capital;

                 3.1.2.4 all present and future stocks, shares and other securities owned (at law or in equity) by the Company including any listed in the Second Schedule and all rights and interests accruing or offered at any time in relation to them, all rights and interests in and claims under all policies of insurance and assurance held or to be held by or inuring to the benefit of the Company and the benefit of all rights and claims to which the Company is now or may be entitled under any contracts;

                 3.1.2.5 all patents, patent applications, trade marks, trade mark applications, trading names, brand names, service marks, copyrights, rights in the nature of copyright, moral rights, inventions, design rights, registered designs, all trade secrets and know-how, computer rights, programmes, systems, tapes, disks, software, all applications for registration of any of them and other intellectual property rights held or to be held by the Company or in which it may have an interest and the benefit of all present and future agreements relating to the use of or licensing or exploitation of any such rights (owned by the Company or others) and all present and future fees, royalties or similar income derived from or incidental to any of the foregoing in any part of the world;

                 3.1.2.6 all present and future book and other debts and monetary claims of the Company whether payable now or in the future and the benefit of all present and future rights and claims of the Company against third parties relating to them and capable of being satisfied by the payment of money (save as charged under sub-clause 3.1.2.4);

                 3.1.2.7 all present and future plant and machinery not otherwise charged under this Clause 3 and all other present and future chattels of the Company (excluding any of the same for the time being forming part of the Company's stock in trade or work in progress); and

                 3.1.2.8 all present and future bank accounts, cash at bank and credit balances of the Company with any bank or other person whatsoever and all rights relating or attaching to them (including the right to interest) including any listed in the Third Schedule;

          3.1.3 by way of floating charge all the Assets not effectively otherwise subject to a fixed charge under this Clause 3.

     3.2 WEXFORD may by notice to the Company, immediately convert the floating charge created under sub-clause 3.1.3 into a fixed charge over any Assets specified in that notice on the occurrence of any of the following:

          3.2.1  an Event of Default has occurred and is continuing; or

          3.2.2 WEXFORD (acting reasonably) consider the Assets concerned to be in imminent danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

     3.3 The floating charge will, without notice from WEXFORD, automatically be converted with immediate effect into a fixed charge:-

          3.3.1 in respect of any Assets charged under sub-clause 3.1.3 which become subject to a fixed charge in favour of any other person or to a disposition otherwise than by way of sale in the ordinary course of the Company's business immediately upon such charge or disposition;

          3.3.2 in respect of all the Assets charged under sub-clause 3.1.3 if and when the Company ceases to carry on business or to be a going concern; and

          3.3.3 in respect of all Assets charged under sub-clause 3.1.3 on the making of an order for the compulsory winding-up of the Company or on the convening of a meeting for the passing of a resolution for the voluntary winding-up of the Company or on the presentation of a petition for the making of an administration order in relation to the Company.

     3.4  The Company will not without the previous written consent of WEXFORD:-

          3.4.1 create or attempt to create or permit to subsist any mortgage, charge, lien or encumbrance on any Asset charged under this Debenture (other than to a Prior Chargee pursuant to security documents in its favour executed at the same time as, or prior to the date of, this Debenture), dispose of or part with possession in any way (except on the determination of any lease, tenancy or licence) or share occupation of any Asset (in any case other than arising in the ordinary course of business or by operation of law) other than in favour of one clearing bank which is making available the Company's working capital facilities (the "Bank") in respect of those working capital facilities made available by the Bank to the Company or a related company provided the Bank, the Company and any such related company enter into a priority and intercreditor arrangement (Wexford, the Bank and the Company acting reasonably in agreeing the provisions of the same) which allows the Bank payment from proceeds of enforcement of security in priority to Wexford up to an amount not exceeding a total aggregate of (Pounds)500,000 and which does not restrict Wexford's rights to enforce this Debenture; or

          3.4.2 in any way dispose of the equity of redemption of any such Asset or any interest in any such Asset and the Company applies (and will apply) to the Chief Land Registrar for a restriction to be entered on the register of title of all present and future registered freehold and leasehold property of the Company in the following terms:-

          "Except under an order of the Registrar no disposition by the proprietor of the land is to be registered without the consent of the proprietor for the time being of the charge hereby created".

     3.5 The Company will, if required to do so by WEXFORD, deposit with WEXFORD during the continuance of this security and WEXFORD will be entitled to hold all deeds and documents of title relating to the Company's freehold, leasehold and heritable property and stocks, shares and other securities and all policies of insurance and assurance.

     3.6 The Company (at its own cost) will on demand in writing by WEXFORD execute and deliver in such form as WEXFORD may reasonably require:-

          3.6.1 a legal mortgage of any freehold or leasehold property of the Company which is not effectively charged by sub-clause 3.1.1 and of any freehold or leasehold property acquired by the Company after the date of this Debenture;

          3.6.2 a chattel mortgage over such chattels, plant and machinery as WEXFORD may specify which are material to the net asset value or operations of the Company; and

          3.6.3 documents capable of vesting title in Assets and documents more effectively granting or perfecting Wexford's security;

          and at all times on or after the security constituted by this Debenture becomes enforceable, the Company will do and concur in all such other acts or things as WES may deem necessary to vest in WEXFORD title to all or any of the Assets.

     3.7 Any fixed mortgage, charge or other security hereafter created by the Company in favour of WEXFORD shall have priority over the floating charge created by this Debenture, except insofar as WEXFORD shall declare otherwise whether at or after the time of creation of such fixed security.

     3.8 The Company will pay into its account with WEXFORD (or as WEXFORD may direct) all moneys which it receives in respect of any policies of insurance or assurance, fees, royalties, income or book or other debts or any other of the rights and claims charged to WEXFORD under sub-clause 3.1.2 and until such payment hold all moneys so received upon trust for WEXFORD and will not without the prior written consent of WEXFORD charge, factor, discount, or assign any of those policies, fees, royalties, income, debts, rights or claims in favour of any other person or purport to do so.

4.   SECURITY TO BE CONTINUING
     -------------------------

     4.1 This security will be a continuing security for the Secured Liabilities notwithstanding any intermediate payment or settlement of all or any part of the Secured Liabilities or other matter or thing whatsoever and will be without prejudice and in addition to any other right remedy or security of whatever sort which WEXFORD may hold at any time for the Secured Liabilities or any other obligation whatsoever and will not be affected by any release, reassignment or discharge of such other right remedy or security.

     4.2 The security, charges, liens, encumbrances, representations, warranties, undertakings and covenants of the Company in this Debenture are subject to and rank behind the security, representations, warranties, undertakings, charges, liens, encumbrances and covenants of the Company in favour of the Prior Chargees existing as at the date of this Debenture.

     4.3 This security will be enforceable at all times whilst an Event of Default is continuing.

     4.4 No assurance, security or payment which may be avoided under any law relating to bankruptcy, insolvency or winding-up (including sections 238, 239, 242, 243, 244 or 245 of the Insolvency Act 1986), and no
          release, settlement or discharge given or made by WEXFORD (on behalf of the Lenders) on the faith of any such assurance, security or payment, shall prejudice or affect the right of WEXFORD to enforce the security created by or pursuant to this Debenture to the full extent of the Secured Liabilities.

     4.5 Any settlement or discharge between the Company and WEXFORD or any Lender shall be conditional upon no security or payment to WEXFORD or any Lender by the Company or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and accordingly (but without limiting the other rights of WEXFORD or such Lender hereunder), WEXFORD or such Lender shall be entitled to recover from the Company the value which WEXFORD or such Lender has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred.

     4.6 Any release of all security constituted by this Debenture at the relevant time may be conditional upon the Company being wound up, liquidated or struck off the register of companies such that it no longer exists as a legal entity immediately on or after such release and, accordingly, if the Company is not wound up, liquidated or struck off or is reinstated or restored, the security constituted by this Debenture shall be reinstated and take effect as if such release has not occurred.

5.   CONTINUING OBLIGATIONS
     ----------------------

     Save where the provisions of this Clause are inconsistent with or conflict with the terms of the respective agreements between the Company and each of the Prior Chargees (in which case such agreement shall prevail to the extent of any such inconsistency or conflict), the Company will:-

     5.1 promptly notify WEXFORD of its acquisition of any heritable, freehold or leasehold property;

     5.2 keep all buildings, trade and other fixtures, fixed and other plant and machinery forming part of the property charged under this Debenture in good and substantial repair;

     5.3 not commit or permit to be committed any material breach of any covenants and stipulations from any time to time affecting its freehold or leasehold property or the mode of user or enjoyment of the same (including without limitation all environmental laws), and not without the prior consent in writing of WEXFORD enter into any onerous or restrictive obligations affecting any such property or make any structural or material alteration thereto or do or suffer to be done on any such property anything which is a "development" as defined in section 55 of the Town and Country Planning Act 1990, nor do or suffer or omit to be done any act, matter or thing whereby any provision of any Act of Parliament, order or regulation from time to time in force affecting any such property is infringed;

     5.4 observe and perform all covenants reserved by or contained in any lease, agreement for lease or tenancy agreement under which any part of its freehold or leasehold property may be held and will not without the consent of WEXFORD vary, surrender, cancel, assign or otherwise dispose of or permit to be forfeited any leasehold interest forming part of such property or agree any rent review;

     5.5 not without the prior written consent of WEXFORD part with possession of the whole or any part of, or confer on any other person any right or licence to occupy, or grant any licence to assign or sublet any of its freehold or leasehold land or buildings;

     5.6 not without the prior written consent of WEXFORD allow any person other than itself to be registered under the Land Registration Act 1925 as proprietor of any of its freehold or leasehold property or any part thereof or create or permit to arise any overriding interest (as specified in section 70(1) of the Land Registration Act 1925) affecting such property and the reasonable costs incurred by WEXFORD of registering a notice restricting dealing or other notice, lodging a caution against registration of the title to such property or a land charge (as appropriate) of any part thereof, shall be an expense properly incurred in relation to the security;

     5.7 indemnify WEXFORD (and as a separate covenant any receiver, receivers or similar person appointed by it) against all existing and future rents, taxes, rates, duties, fees, renewal fees, charges, assessments, impositions and outgoings whatsoever (whether imposed by deed or statute or otherwise and whether in the nature of capital of revenue and even though of a wholly novel character) which now or at time during the continuance of the security constituted by or pursuant to this Debenture are payable in respect of the Assets or any part thereof or by the owner or occupier thereof;

     5.8 not without the previous written consent of WEXFORD redeem or purchase any of its own shares or issue any redeemable shares or create and issue any loan stock; and

     5.9 comply in all material respects with the terms of all applicable laws, including common law, statute and subordinate legislation, European Community Regulations and Directives and judgements and decisions of any court or authority competent to make such judgement or decision compliance with which is mandatory for the Company including without limitation all environmental laws, legislation relating to public health, town & country planning, control and handling of hazardous substances or wastes, fire precautions and health and safety at work.

     5.10 not pay money into or open or maintain any account with other than those listed in the Third Schedule and the Company hereby represents and warrants to Wexford, and acknowledges that Wexford is relying thereon, that it does not hold, operate or have any right, title or interest in any account other than those listed in the Third schedule;

     5.11 if so requested by Wexford send or join with Wexford in sending notice to any person holding an account of the Company in the form prescribed by Wexford and use reasonable endeavours to procure an undertaking from such person acknowledging Wexford's right, title and interest therein and confirming operation of the relevant account or accounts in the form prescribed by Wexford;

     5.12 not at any time after a request from Wexford to send or join in sending a notice under Clause 5.11 withdraw or deal with any amount standing to the credit of any account other than as may thereafter be expressly permitted by Wexford;

     5.13 pay into the current account listed in the Third Schedule or a separate designated account (as Wexford may require) of the Company all moneys which it may receive in respect of the book debts and other debts hereby charged and (subject to any rights of the Bank holding such account or the Prior Chargee in respect thereof) pay or otherwise deal with such moneys standing in such account in accordance with any directions from time to time given in writing by Wexford and prior to such floating charge crystallising in the absence of any directions from Wexford any moneys received by the Company and paid into such account in respect of the book debts and other debts hereby charged shall upon such payment in stand released from the fixed charge on such debts created under clause 3.1.2 of this Debenture and shall stand subject to the floating charge created under Clause 3.1.3 of this Debenture over the other property and assets of the Company: any such release shall in no respects derogate from the subsistence and continuance of the said fixed charge on all other book and other debts of the Company for the time being outstanding;

     5.14 if called upon to do so by Wexford execute a legal assignment of such book debts to Wexford in such terms as Wexford may require and give notice thereof to the debtors from whom the debts are owing or incurred and take such other steps as Wexford may require to perfect such legal assignment; and

     5.15 deal with such book debts and other debts in accordance with any directions from time to time given in writing by Wexford (subject to any rights of the Prior Chargee in respect thereof) and in default of and subject to any such directions deal with the same only in the ordinary course of getting in and realising the same (but not sell assign factor or discount the same in any way).

6.   CONTINUING OBLIGATIONS IN RESPECT OF THE ASSETS
     -----------------------------------------------

     6.1 Save where the provisions of this Clause are inconsistent with or conflict with the terms of the respective agreements between the Company and each of the Prior Chargees in their form at the date of this Debenture (in which case such agreement shall prevail to the extent of any such inconsistency or conflict) the Company covenants with WEXFORD that the Company will:-

          6.1.1 keep the Assets in good and substantial repair and in good working order and condition and maintain all insurances in the name of the Company as are normally maintained by prudent companies carrying on similar businesses and in particular will insure and keep insured those of its Assets as are insurable with a reputable insurance company with the interest of WEXFORD noted upon the policy if WEXFORD should require it against such risks and in such amounts as are customarily insured against in relation to assets of such nature by prudent companies carrying on comparable businesses (having regard to the nature of the Company's business) with that of the Company at least to the full replacement value for the time being with adequate provision to cover other losses;

          6.1.2 pay all premiums and other moneys necessary for effecting and maintaining such insurances in force on the dates upon which such moneys are to be paid under the insurance policy and will on demand produce to WEXFORD proof that all such payments have been properly made together with the policy or policies of insurance.

     6.2 If the Company fails to keep any of the Assets in good and substantial repair and in good working order and condition or does not take out and maintain such insurances as set out above or prove to WEXFORD that the premiums and other moneys have been paid then WEXFORD may as it thinks fit repair and keep in repair the Assets or any of them (with liberty for that purpose by itself or its agents to enter upon the freehold and leasehold property of the Company) or take out or renew any such insurance in any sum and on terms which WEXFORD may think fit.

     6.3 All moneys received on any insurance policy will, be applied either in making good the loss or damage in respect of which the money is received or at any time whilst an Event of Default is continuing either in making good such loss or damage or in or towards discharge of the Secured Liabilities as WEXFORD requires..

     6.5 The Company will permit any authorised representative of WEXFORD at all reasonable times to enter upon any part of the freehold and leasehold property of the Company and of any other property where the Company may be carrying out any contract or other works.

7.   APPOINTMENT OF RECEIVER
     -----------------------

     7.1 WEXFORD shall be and is entitled to appoint in writing a receiver, a receiver and manager or administrative receiver (the "Receiver" which term will include plural and any substitute receiver(s)) of all or any of the Assets either immediately or at any time after:-

          7.1.1  a request from the Company for such appointment;

          7.1.2 the Company's failure to make payment in full of all or any of the Secured Liabilities when due, or, if payable on demand, following a demand for payment from WEXFORD; or

          7.1.3 the presentation of a petition for an administration order to be made in respect of the Company.

     7.2 Where more than one receiver is appointed they will have power to act separately (unless the appointment of WEXFORD specifies to the contrary).

     7.3 Any appointment over part only of the Assets charged under this Debenture will not preclude WEXFORD from making any subsequent appointment of a Receiver over any part of the Assets over which an appointment has not previously been made by it.

     7.4 WEXFORD may from time to time determine the remuneration of the Receiver and may (subject to Section 45 of the Insolvency Act 1986) remove the Receiver from all or any part of the Assets of which he is the Receiver and at any time after any Receiver has vacated office or ceased to act, appoint a further Receiver over all or any part of those Assets.

     7.5 The Receiver will be the agent of the Company (which will be solely liable for his acts, defaults and remuneration) unless and until it goes into liquidation, (after which he will act as principal), and will have and be entitled to exercise in relation to the Company all the powers set out in Schedule 1 to the Insolvency Act 1986 and all the powers conferred from time to time on Receivers by statute and in particular by way of addition to but without prejudice to those powers (and those of WEXFORD) the Receiver will have power:-

          7.5.1 to sell, let or lease or concur in selling, letting or leasing and to vary the terms or determine, surrender or accept surrenders of leases or tenancies of or grant options and licences over all or any part of the Assets and so that any such sale may be made for cash payable by instalments or for shares or securities of another company and the Receiver may promote or concur in promoting a company to purchase the Assets to be sold;

          7.5.2 to sever any fixtures (including trade and tenant's fixtures) from the property of which they form part;

          7.5.3 to exercise all voting and other rights attaching to stocks, shares and other securities owned by the Company;

          7.5.4  to make and effect all repairs and improvements;

          7.5.5 to redeem any prior encumbrance and to settle and pass the accounts of the encumbrancer and any accounts so settled and passed will (subject to any manifest error) be conclusive and binding on the Company and the moneys so paid will be deemed to be an expense properly incurred by the Receiver;

          7.5.6 to promote the formation of a subsidiary or subsidiaries of the Company, purchasing, leasing, licensing or otherwise acquiring interests in all or any of the assets of the Company;

          7.5.7 to make any arrangement or compromise which WEXFORD or the Receiver may think fit;

          7.5.8 to make and effect all repairs, renewals, improvements, and insurances;

          7.5.9 to appoint managers officers and agents for any of the purposes referred to in this Clause 7 at such salaries as the Receiver may determine;

          7.5.10 to do all other acts and things as may be considered by the Receiver to be incidental or conducive to the above or otherwise incidental or conducive to the preservation, improvement or realisation of the Assets.

     7.6 A person dealing with the Receiver in good faith and for value shall not be concerned to enquire whether the Receiver is validly appointed or acting within his powers.

8.   POWER OF ATTORNEY
     -----------------

     The Company irrevocably appoints WEXFORD (whether or not the Receiver has been appointed) and also (as a separate appointment) the Receiver severally the Attorney and Attorneys of the Company, for the Company and in its name and on its behalf and as its act and deed or otherwise to execute and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required of the Company under this Debenture or may be deemed proper for any of its purposes, and to convey or transfer a legal estate to any purchaser of any freehold, leasehold or heritable property charged under this Debenture.

9.   APPLICATION OF SECURITY PROCEEDS
     --------------------------------

     Any moneys received under the powers conferred by this Debenture will, subject to the repayment of any prior claims, be paid or applied in the following order of priority:-

     9.1 in satisfaction of all costs, charges and expenses properly incurred and payments properly made by WEXFORD or the Receiver and of the remuneration of the Receiver;

     9.2 in or towards satisfaction of the Secured Liabilities in whatever order WEXFORD may require;

     9.3  as to the surplus (if any) to the person(s) entitled to it;

     Provided that the Receiver may retain any moneys in his hands for so long as he thinks fit, and WEXFORD may, without prejudice to any other rights WEXFORD may have at any time and from time to time, place and keep for such time as WEXFORD may think prudent any moneys received, recovered or realised under or by virtue of this Debenture to or at a separate or suspense account to the credit either of the Company or of WEXFORD as WEXFORD thinks fit without any intermediate obligation on the part of WEXFORD to apply such moneys or any part of such moneys in or towards the discharge of the Secured Liabilities.

10.  DEALINGS WITH PROPERTY REQUIRING WEXFORD CONSENT
     ------------------------------------------------

     While this Debenture subsists:-

     10.1 (save in the ordinary course of business) no statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of the whole or any part of the freehold and leasehold property charged under this Debenture will be capable of being exercised by the Company without the previous written consent of WEXFORD;

     10.2 (save in the ordinary course of business) the Company shall not be entitled to part with possession (otherwise than on the determination of any lease, tenancy or licence) of any property hereby charged, or to share the occupation thereof with any other person or persons, or to surrender or purport to surrender or permit to be forfeited the lease of any leasehold property hereby charged without such consent as aforesaid;

     10.3 Section 93 of the Law of Property Act 1925 (consolidation of mortgages) will not apply to this Debenture.

11.  WEXFORD POWER OF SALE
     ---------------------

     11.1 Section 103 of the Law of Property Act 1925 will not apply to this Debenture but the statutory power of sale will as between WEXFORD and a purchaser from WEXFORD arise on and be exercisable at any time after the execution of this Debenture provided that WEXFORD will not exercise the power of sale until payment of all or any part of the Secured Liabilities has become due or, being payable on demand, been demanded or the Receiver has been appointed but this proviso will not affect a purchaser or put him upon inquiry whether such demand or appointment has been validly made.

     11.2 The statutory powers of sale, leasing and accepting surrenders exercisable by WEXFORD under this Debenture are extended so as to authorise WEXFORD whether in its own name or in that of the Company to grant a lease or leases of the whole or any part or parts of the freehold and leasehold property of the Company with whatever rights relating to other parts of it and containing whatever covenants on the part of the Company and generally on such terms and conditions (including the payment of money to a lease or tenant on a surrender) and whether or not at a premium as WEXFORD thinks fit.

12.  COMPANY TO MEET WEXFORD EXPENSES
     --------------------------------

     All reasonable costs, charges and expenses incurred hereunder by WEXFORD, and all other moneys paid by WEXFORD or by the Receiver in perfecting or otherwise in connection with this security or in respect of the Assets, including (without prejudice to the generality of the foregoing) (1) all moneys expended by WEXFORD under Clauses 6 and 16 hereof, (2) all costs of WEXFORD (on a solicitor and own client basis) of all proceedings for the enforcement of this security or for obtaining payment of moneys hereby secured or arising out of or in connection with the acts authorised by Clause 7 hereof, (3) all costs and losses to WEXFORD arising in consequence of any default by the Company in the performance of its obligations and (4) all administrative charges of WEXFORD based on the time spent by it in connection with any of the foregoing shall be recoverable from the Company as a debt and may be debited to any account of the Company and shall bear interest accordingly and shall be charged on the Assets.

13.  OPERATION OF COMPANY'S ACCOUNT WITH WEXFORD
     -------------------------------------------

     On receiving notice that the Company has encumbered or disposed of any of the Assets WEXFORD will be entitled to close the Company's then current account or accounts and to open a new account or accounts with the Company and (without prejudice to any right of WEXFORD to combine accounts) no money paid in or carried to the Company's credit in any such new account will be appropriated towards or have the effect of discharging any part of the amount due to WEXFORD on any closed account. If WEXFORD does not open a new account or accounts immediately on receipt of such notice WEXFORD will nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made to WEXFORD will be credited or be treated as having been credited to the new account or accounts and will not reduce the amount of the Secured Liabilities.

14.  WEXFORD RIGHT OF SET-OFF
     ------------------------

     14.1 The Company agrees that any moneys from time to time standing to its credit on any account with WEXFORD may be retained as cover for and at any time without notice to the Company applied by WEXFORD in or towards payment or satisfaction of any Secured Liabilities now or hereafter from time to time due and payable by the Company.

     14.2 If WEXFORD exercises any right of set-off in respect of any liability of the Company and that liability or any part of it is in a different currency from any credit balance against which WEXFORD seeks to set it off, WEXFORD may use the currency of the credit balance to purchase an amount in the currency of the liability at the then prevailing spot rate of exchange and to pay out of the credit balance all reasonable out of pocket costs, charges and expenses incurred by WEXFORD in connection with that purchase.

15.  POWER TO GRANT DEBENTURE
     ------------------------

     The Company certifies that the security created by this Debenture does not contravene any of the provisions of its Memorandum or Articles of Association.


16.  WEXFORD AS TRUSTEE
     ------------------

     16.1 The security, representations, undertakings and covenants herein are granted to Wexford for itself and in its capacity as agent and trustee for the Lenders to be held on trust for Wexford and the Lenders to be administered in accordance with the Loan Agreement, the Security Agreements and the Stock Pledge Agreement (each as defined in the Loan Agreement) and the Guarantee (and to the extent they are inconsistent or conflict with each other or this Debenture in respect of the relationship between the Lenders and Wexford the Loan Agreement shall prevail).

     16.2 For English law purposes, the perpetuity period applicable to trusts under this Debenture is 80 years.

     16.3 Wexford is authorised to take such action as is provided to be taken by it hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realisation of the Assets) Wexford shall act or refrain from acting in accordance with written instructions from the Lenders or, in the absence of such instructions, in accordance with its discretion.

     16.4 Wexford shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the security interests in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act or exercise or non-exercise of its discretion on its part hereunder. Wexford shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Debenture by the Company.

17.  DEFINITIONS
     -----------

     In the interpretation of this Debenture:-

     17.1 "Assets" shall mean the whole of the property (including uncalled capital) which is or may be from time to time comprised in the property and undertaking of the Company;

          "Business Day" shall mean 9.00am to 5.00pm local time on any day (other than a Saturday or Sunday) on which banks generally are open for the transaction of normal banking business in the main financial centre of the relevant person or legal entity;

          "Event of Default" means any event (including a breach) which entitles WEXFORD to accelerate or demand payment or repayment of the liabilities and obligations guaranteed by the Company pursuant to the Guarantee;

          "Guarantee" means the guaranty (sic) dated 28 July 1995 made between the guarantors identified therein (including the Company) in favour of WES Acquisition Corp as amended and assigned to WEXFORD pursuant to a first amendment to guaranty (sic) document dated 30 January 1998 as amended, varied, supplemented, substituted or novated from time to time;

          "Lenders" shall mean the following (each of them a "Lender") Wexford Capital Partners II, L.P., a Delaware limited partnership, Wexford Overseas Partners I, L.P., a Cayman Islands exempted limited partnership, Wexford Special Situations 1996, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Institutional, L.P., a Delaware Limited partnership, Wexford Special Situations 1996 Limited, a Cayman Islands exempted company, and Wexford-Euris Special Situations 1996, L.P., a Delaware limited partnership and any additional or substituted assignees or alternate lender or lenders the other Lenders may from time to time nominate by written notice to the Borrowers;

          "Loan Agreement" means the amended and restated credit agreement dated 30 January 1998 made between (inter alia) Wahlco Environmental Systems Inc., Wexford and the Lenders;

          "Prior Chargees" means such of the following as hold security or guarantees from the Company (or the right to request the same) as at the date of this Debenture Midland Bank plc London & International Mercantile Limited;

          "Secured Liabilities" shall mean all or any monies and liabilities which will for the time being (and whether on or at any time after demand) be due, owing or incurred in whatsoever manner to WEXFORD the Lenders or any of them by the Company under the Guarantee, the Loan Agreement, this Debenture and the Security Agreements (as defined in the Loan Agreement) to which it is party whether actually or contingently, solely or jointly and whether as principal or surety and whether or not WEXFORD or such Lenders shall have been an original party to the relevant transaction, as well after as before any demand made or decree obtained under this Debenture;

     17.2 The expressions "WEXFORD" "LENDERS" and "LENDER" will include persons deriving title from such persons;

     17.3 The expressions "holding company" and "subsidiary" shall have the meanings given to them in Section 736 of the Companies Act 1985;

     17.4 References to "including" will not be construed restrictively but will be construed as meaning "including, without prejudice to the generality of the foregoing";

     17.5 References to Clauses are to be construed as references to the clauses of this Debenture and references to this Debenture include the Schedule;

     17.6 References to the Loan Agreement, the Guarantee or this Debenture and to any provisions of it shall be construed as references to it in force for the time being and as modified, extended, amended, varied, supplemented, substituted, restated or novated from time to time (and in particular but without limitation references to the Loan Agreement shall include the Loan Agreement as amended and restated by a second amended and restated credit agreement between Wahlco Environmental Systems, Inc., Thermatrix Inc., the Lenders and Wexford from the date such agreement is executed and references to the Guarantee shall include the Guarantee as amended and restated by an amended and restated guaranty (sic) between the Guarantors (as defined therein), the Lenders and Wexford from the date such agreement is executed);

     17.7 References to statutes, statutory provisions and other legislation shall include all amendments, modifications and re-enactments for the time being in force;

     17.8 Words importing the singular are to include the plural and vice versa;

     17.9 References to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

     17.10 References to any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect;

     17.11 Clause headings are for ease of reference only and are not to affect the interpretation of this Debenture;

     17.12 If at any time any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Debenture nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

18.  GOVERNING LAW
     -------------

     This Debenture will be governed by and construed according to English law.

IN WITNESS whereof this Debenture has been executed by the Company as a deed and signed on behalf of WEXFORD (on behalf of itself and the Lenders) this
day of                                             1999


                              THE FIRST SCHEDULE

County and District (or London    Title No.(s) (if     Address or Description
         Borough)                 registered  land)
--------------------------------------------------------------------------------

      [________________]        [________________]          [________________]

--------------------------------------------------------------------------------

                              THE SECOND SCHEDULE

--------------------------------------------------------------------------------
     SHARES OWNED IN:                TYPE OF SHARE:            AMOUNT:
--------------------------------------------------------------------------------

  [________________]            [________________]          [________________]

-------------------------------------------------------------------------------

                              THE THIRD SCHEDULE

-------------------------------------------------------------------------------
          BANK                        ACCOUNT                      SORT CODE

-------------------------------------------------------------------------------
     [Blank Name]            Account Holder: [__________]         [__________]

                             Account Name:   [__________]

                             Account No.:    [__________]
-------------------------------------------------------------------------------



Executed and Delivered as a deed by the Company
(pursuant to a resolution of its Board of Directors)
acting by:-

Director ........................................

Director/Secretary ....................................

Signed on behalf of WEXFORD (on behalf of itself
and the Lenders) by:-

 ......................................


The address for service on WEXFORD in the case of any registered land is:-



Dibb Lupton Alsop
117 The Headrow
Leeds
LS1 5JX
Ref: (Wahlco) 25132-33/SJD/MRS

For all other purposes the address for service on WEXFORD is its registered office for the time being.